UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2022

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

Jefferson Street Capital LLC Securities Purchase Agreement and 12% Convertible Promissory Note

On April 1, 2022, Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”) entered into a securities purchase agreement (the “Jefferson SPA”), dated as of April 1, 2022, with Jefferson Street Capital LLC (“Jefferson”), pursuant to which the Company issued a 12% promissory convertible note (the “Jefferson Note”) with a maturity date of October 1, 2022 (the “Jefferson Maturity Date”), in the principal sum of $82,500.00. In addition, the Company issued 703 shares of its common stock to Jefferson as a commitment fee pursuant to the Jefferson SPA. Pursuant to the terms of the Jefferson Note, the Company agreed to pay to Jefferson $82,500.00 and to pay interest on the principal balance at the rate of 12% per annum (provided that the first six months of interest ($4,950.00) shall be guaranteed and the remaining 6 months of interest shall be deemed earned in full as of the Issue Date thereof. The Jefferson Note carries an original issue discount of $7,500.00. Accordingly, Jefferson paid the purchase price of $75,000.00 in exchange for the Jefferson Note. The Company intends to use the proceeds for working capital. Jefferson may convert the Jefferson Note into the Company’s common stock (subject to the beneficial ownership limitations of 4.99% in the Jefferson Note; provided however, that the limitation on conversion may be waived (up to 9.99%) by Jefferson upon, at the election of Jefferson, not less than 61 days’ prior notice to the Company) at any time at a conversion price equal to $1.00 per share, as the same may be adjusted as provided in the Jefferson Note.

The Company may prepay the Jefferson Note at any time prior to maturity in accordance with the terms of the Jefferson Note. The Jefferson Note contains customary events of default relating to, among other things, payment defaults, breach of representations and warranties, and breach of provisions of the Jefferson Note or the Jefferson SPA.

Upon the occurrence of any Event of Default (as defined in the Jefferson Note), which has not been cured within the time prescribed in the Jefferson Note, it shall become immediately due and payable and the Company shall pay to Jefferson, in full satisfaction of its obligations hereunder, an amount equal to the principal amount then outstanding plus accrued interest multiplied by 125%.

Jefferson Street Capital LLC Common Stock Purchase Warrant

Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also issued to Jefferson a three-year warrant (the “Jefferson Warrant”) to purchase 37,500 shares of the Company’s common stock at an exercise price of $1.00.

Jefferson Street Capital LLC Registration Rights Agreement

Pursuant to the terms of the Jefferson SPA, on April 1, 2022, the Company also entered into a registration rights agreement, dated as of April 1, 2022, by and between the Company and Jefferson (the “Jefferson Registration Rights Agreement”). Pursuant to the terms of the Jefferson Registration Rights Agreement, the Company agreed to prepare and file with the SEC a registration statement covering the resale of all shares issued or issuable pursuant to the Jefferson SPA, including shares issued upon conversion of the Jefferson Note or upon exercise of the Jefferson Warrant. The Company agreed to use its commercially reasonable efforts to have the registration statement filed with the SEC within 30 days following April 1, 2022 and to have the registration statement declared effective by the SEC within 60 days following April 1, 2022.

The Jefferson Registration Rights Agreement contains customary indemnification provisions.

The description of the Jefferson SPA, the Jefferson Note, the Jefferson Warrant, and the Jefferson Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Jefferson SPA, the Jefferson Note, the Jefferson Warrant, and the Jefferson Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Jefferson Note are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of April 1, 2022, by and between the registrant and Jefferson Street Capital LLC.
10.2	Convertible Promissory Note, dated as of April 1, 2022, issued by the registrant in favor of Jefferson Street Capital LLC.
10.3	Common Stock Purchase Warrant dated as of April 1, 2022, issued by the registrant in favor of Jefferson Street Capital LLC.
10.4	Registration Rights Agreement, dated as of April 1, 2022, by and between the registrant and Jefferson Street Capital LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY ESPORTS AND GAMING COMPANY

Date: April 7, 2022	By:	/s/ Roman Franklin
Roman Franklin
Chief Executive Officer